The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-147664
SUBJECT TO COMPLETION
Preliminary Prospectus Supplement Dated April 20, 2010

Prospectus Supplement
April  , 2010
(To Prospectus dated November 28, 2007)

$

NORDSTROM, INC.

     % Notes due

We are offering $      million aggregate principal amount of     % Notes due          (the “Notes”). Interest on the Notes will be paid semi-annually in arrears on           and           of each year, beginning on          , 2010. The Notes will mature on          ,          . We may redeem the Notes, at any time in whole or from time to time in part, at our option, at the redemption prices discussed under the heading “Description of the Notes — Optional Redemption”.

The Notes will be our unsecured senior obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated debt from time to time outstanding. The Notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and those risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended January 30, 2010.

	Per Note	Total

Public offering price(1)	%	$
Underwriting discount	%	$
Proceeds, before expenses, to us(1)	%	$

(1)	Plus accrued interest, if any, from , 2010 if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on          , 2010.

Joint Book-Running Managers

Goldman, Sachs & Co.	Morgan Stanley

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of Notes. The second part is the accompanying prospectus dated November 28, 2007, which is part of our Registration Statement on Form S-3.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents to which we have referred you in “Where You Can Find More Information” below.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or the underwriters’ behalf, to subscribe to or purchase any of the Notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

In this prospectus supplement and the accompanying prospectus, unless otherwise stated, references to “Nordstrom”, “we”, us”, “our” and the “Company” refer to Nordstrom, Inc. and its consolidated subsidiaries. With respect to the discussion of the terms of the Notes on the cover page, in the section entitled “Summary — The Offering” and in the section entitled “Description of the Notes”, the words “Nordstrom”, “we”, “us”, “our” and the “Company” refer only to Nordstrom, Inc. and not to any of its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov or from Nordstrom’s website at http://www.nordstrom.com. The information contained in or connected to our website is not part of this prospectus supplement or the accompanying prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room.

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Our common stock is listed and traded on the New York Stock Exchange. We will refer to the New York Stock Exchange as the “NYSE” in this prospectus supplement. You may also inspect the information we file with the SEC at the NYSE, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update this prospectus supplement and the accompanying prospectus. In other words, in the case of a conflict or inconsistency between the information set forth in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on the information contained in the document that was filed later. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus supplement. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus supplement and the date of the completion of the offering:

(1) our annual report on Form 10-K for the fiscal year ended January 30, 2010;

(2) our current reports on Form 8-K filed February 19, 2010, February 26, 2010, March 2, 2010 and March 29, 2010 and Form 8-K/A filed March 16, 2010; and

(3) our proxy statement on Schedule 14A filed on April 8, 2010.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any current report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

You may request a copy of these filings (excluding exhibits), at no cost, by writing or calling our Treasurer and Vice President — Investor Relations at the following address or telephone number:

Robert E. Campbell
Treasurer and Vice President — Investor Relations
Nordstrom, Inc.
1617 Sixth Avenue
Seattle, WA 98101
(206) 303-3290

CAUTIONARY STATEMENTS RELATING TO FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein by reference, may contain “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. Those statements relate to developments, results, conditions or other events we expect or anticipate will occur in the future. We intend words such as “believes”, “anticipates”, “may”, “will”, “should”, “could”, “plans”, “expects” and similar expressions to identify forward-looking statements. Actual future results and trends may differ materially from historical results or current expectations depending upon factors including, but not limited to:

•	the impact of deteriorating economic and market conditions, trends in personal bankruptcies and bad debt write-offs, each of which may impact consumer spending patterns;

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•	our compliance with applicable banking and related laws and regulations impacting our ability to extend credit to our customers;

•	our ability to respond to the business environment and fashion trends;

•	the impact of proposed legislative changes and financial system reforms;

•	our ability to maintain our relationships with our employees and to effectively train and develop our future leaders;

•	our compliance with information security and privacy laws and regulations, employment laws and regulations and other laws and regulations applicable to the company;

•	our ability to safeguard our brand and reputation;

•	our ability to control costs;

•	successful execution of our store growth strategy, including the timely completion of construction associated with newly planned stores, relocations and remodels, all of which may be impacted by the financial health of third parties;

•	our ability to successfully execute our technology strategy;

•	our ability to successfully execute our multi-channel strategy;

•	the competitive pricing environment within the retail sector and the effectiveness of our planned advertising, marketing and promotional campaigns;

•	the efficient and proper allocation of our capital resources, which may depend on the availability and cost of credit and changes in interest rates;

•	the effectiveness of our inventory management, including our ability to minimize supply chain disruptions and to maintain positive relationships with our vendors and developers who may be experiencing economic difficulties;

•	the geographic distribution of our stores, with attendant risks resulting from localized weather conditions and hazards of nature, as well as regional economic factors, all of which may affect consumer traffic and consumers’ purchasing patterns;

•	risks relating to public health concerns, which may result in a decrease in consumer spending, supply chain disruption or store closures; and

•	risks related to fluctuations in world currencies.

These and other factors, including those factors described in Part I, “Item 1A. Risk Factors” in our annual report on Form 10-K for the fiscal year ended January 30, 2010, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, could affect our financial results and trends and cause actual results and trends to differ materially from those contained in any forward-looking statements we may provide. As a result, while we believe there is a reasonable basis for the forward-looking statements, you should not place undue reliance on those statements. We undertake no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

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SUMMARY

This is only a summary and therefore does not contain all the information that may be important to you. Before deciding whether or not to purchase the Notes, you should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section elsewhere in this prospectus supplement, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended January 30, 2010 and our consolidated financial statements and the related notes.

The Company

Founded in 1901 as a shoe store in Seattle, Nordstrom, Inc. is a fashion specialty retailer that offers customers a well-edited selection of designer, luxury and quality fashion brands focused on clothing, shoes and accessories for men, women and children. This breadth of merchandise allows us to serve both the growing affluent customer segment as well as those who appreciate quality products and experiences.

We operate 191 stores in 28 states and strive to offer a superior shopping experience for customers, both in our stores and online, recognizing the importance of serving customers on their terms, whenever and wherever they choose to shop. We continue to grow our presence in top markets and locations across the country. Our executive offices are located at 1617 Sixth Avenue, Seattle, Washington 98101, and our telephone number is (206) 628-2111.

The Offering

The following summary contains basic information about the Notes. It does not contain all the information that may be important to you. For a more complete understanding of the Notes, please refer to the section of this prospectus supplement entitled “Description of the Notes” and the section of the accompanying prospectus entitled “Description of Debt Securities”.

Issuer	Nordstrom, Inc.

Notes Offered	$ % Notes due .

Maturity Date	The Notes will mature on , .

Interest	Interest on the Notes will accrue from the date of their issuance at the rate set forth on the cover page of this prospectus supplement and will be payable in cash semi-annually in arrears on and of each year, commencing , 2010.

Optional Redemption	We may redeem the Notes at our option, at any time in whole or from time to time in part, at a redemption price equal to the greater of:

• 100% of the principal amount of the Notes being redeemed; and

•	the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in this prospectus supplement), plus basis points, plus, in either case, the accrued and unpaid interest on the Notes being redeemed to the redemption date.

Repurchase at the Option of Holders Upon a Change of Control Repurchase Event	If we experience a “Change of Control Repurchase Event” (as defined in this prospectus supplement), we will be required, unless we have exercised our right to redeem the Notes, to offer to purchase the Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the purchase date.

Covenants	The indenture, pursuant to which the Notes will be issued, contains certain covenants that will, among other things, limit our ability and the ability of certain of our subsidiaries to incur certain liens, enter into sale and leaseback transactions or consolidate, merge or transfer our properties and assets as an entirety or substantially as an entirety to any person, in each case subject to important exceptions and qualifications. See “Description of Debt Securities” in the accompanying prospectus.

Ranking	The Notes will be our unsecured senior obligations and will rank equal in right of payment to our other unsecured and unsubordinated debt from time to time outstanding. The Notes will effectively rank junior to any of our future secured debt to the extent of the value of the assets securing such debt. The Notes will not be guaranteed by any of our subsidiaries and so will be effectively subordinated to all of the debt and other liabilities, including trade payables, of these subsidiaries. As of January 30, 2010, we had approximately $2,613,000,000 of consolidated debt outstanding, of which approximately $850,000,000 consisted of debt of our subsidiaries, all of which is secured debt, and approximately $75,000,000 was our secured debt.

Use of Proceeds	We estimate that the net proceeds from the offering of the Notes will be approximately $ , after deducting the underwriters’ discount and estimated offering expenses payable by us. We expect to use all of the net proceeds from this offering for general corporate purposes. See “Use of Proceeds”.

Further Issues	We may from time to time, without notice to or the consent of the holders of the Notes, create and issue additional Notes having the same terms (except for the issue date, the public offering price and, under certain circumstances, the first interest payment date) and ranking equally and ratably with the Notes offered hereby, as described under “Description of the Notes — General”.

Denomination and Form	We will issue the Notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company, or DTC. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive Notes in definitive form and will not be considered holders of Notes under the indenture. The Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk Factors	Investing in the Notes involves risks. See “Risk Factors” for a description of certain risks you should consider before investing in the Notes.

Trustee	Wells Fargo Bank, N.A.

Governing Law	The indenture (as defined in this prospectus supplement) and the Notes will be governed by the laws of New York.

Ratio of Earnings to Fixed Charges

The following table shows our historical ratio of earnings to fixed charges for each of the previous five fiscal years. Our ratio of earnings to fixed charges for each of the periods set forth below has been computed on a consolidated basis and should be read in conjunction with the consolidated financial statements, including the notes to those statements, and other information set forth in the reports filed by us with the SEC.

For purposes of determining the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before income tax plus fixed charges, amortization of capitalized interest, less interest capitalized during the period. “Fixed Charges” represent interest and amortization of deferred financing fees, and the portion of rental expenses on operating leases deemed to be the equivalent of interest.

Fiscal Year Ended
January 30,	January 31,	February 2,	February 3,	January 28,
2010	2009	2008	2007	2006

5.62x	5.32x	11.99x	17.52x	14.17x

RISK FACTORS

Before you decide to invest in the Notes, you should carefully consider the factors set forth below as well as the risk factors discussed in our annual report on Form 10-K for the fiscal year ended January 30, 2010, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information”. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus includes forward-looking statements that involve risks and uncertainties. We refer you to “Cautionary Statements Relating to Forward-Looking Information” in this prospectus supplement. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

The following risks relate specifically to the offering of the Notes. There may be additional risks that are not material or that are not presently known to us. There are also risks within the economy, the industry and the capital markets that affect us generally, which have not been described below.

The Notes are Subject to Prior Claims of any of Our Secured Creditors.

The Notes are our unsecured general obligations, ranking equally with other unsecured and unsubordinated debt but below any secured debt to the extent of the value of the assets constituting the security. The indenture governing the Notes permits us and our subsidiaries to incur secured debt under specified circumstances. If we incur any debt secured by our assets or assets of our subsidiaries, these assets will be subject to the prior claims of our secured creditors.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our pledged assets would be available to satisfy obligations of the secured debt before any payment could be made on the Notes. To the extent that such assets cannot satisfy in full our secured debt, the holders of such debt would have a claim for any shortfall that would rank equally in right of payment with the Notes. In that case, we may not have sufficient assets remaining to pay amounts due on any or all of the Notes. At January 30, 2010, we had $925,000,000 aggregate principal amount of consolidated secured debt outstanding.

The Notes are Effectively Subordinated to the Existing and Future Liabilities of Our Subsidiaries.

Our equity interest in our subsidiaries is subordinate to any debt and other liabilities and commitments of our subsidiaries to the extent of the value of the assets of such subsidiaries, whether or not secured. The Notes will not be guaranteed by our subsidiaries and we may not have direct access to the assets of our subsidiaries unless these assets are transferred by dividend or otherwise to us. The ability of our subsidiaries to pay dividends or otherwise transfer assets to us is subject to various restrictions under applicable law. Our right to receive assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the Notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors. In addition, even if we are a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any debt and other liabilities, including trade payables, of our subsidiaries senior to that held by us. At January 30, 2010, our subsidiaries had $850,000,000 aggregate principal amount of debt outstanding, all of which is secured debt.

Our Credit Ratings may not Reflect all Risks of Your Investment in the Notes.

The credit ratings assigned to the Notes are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the Notes and increase our corporate borrowing costs.

The Indenture Does Not Restrict the Amount of Additional Debt That we may Incur.

The Notes and indenture pursuant to which the Notes will be issued do not place any limitation on the amount of unsecured debt that we or our subsidiaries may incur. Our incurrence of additional debt may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes, a loss in the trading value of your Notes, if any, and a risk that the credit rating of the Notes is lowered or withdrawn.

An Active Trading Market may not Develop for the Notes.

The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on a national securities exchange. The underwriters have advised us that they presently intend to make a market in the Notes as permitted by applicable law. However, the underwriters are not obligated to make a market in the Notes and may cease their market-making activities at any time at their discretion without notice. In addition, the liquidity of the trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for securities and by changes in the financial performance or our prospects and/or companies in our industry generally. As a result, no assurance can be given (i) that an active trading market will develop or be maintained for the Notes, (ii) as to the liquidity of any market that does develop or (iii) as to your ability to sell any Notes you may own or the price at which you may be able to sell your Notes.

We may not be able to repurchase the Notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, unless we have exercised our right to redeem the Notes, we will be required to make an offer to each holder of Notes to repurchase all or any part of such holder’s Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. If we experience a Change of Control Repurchase Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the Notes. Our failure to purchase the Notes as required under the indenture governing the Notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the Notes. See “Description of the Notes — Repurchase Upon a Change of Control Repurchase Event.”

USE OF PROCEEDS

The net proceeds to us from the sale of the Notes will be approximately $      million (after deducting the underwriting discount and our offering expenses). We intend to use all of the net proceeds from the sale of the Notes for general corporate purposes.

CAPITALIZATION

The following table sets forth, as of January 30, 2010, our consolidated cash and cash equivalents, short-term debt and total long-term debt and shareholders’ equity on an actual basis and as adjusted to give effect to the sale of the Notes and the application of the net proceeds as described under “Use of Proceeds”. You should read this table in conjunction with our consolidated financial statements and related notes thereto which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	At January 30, 2010
	Actual	As Adjusted
	(Dollars in millions)

Cash and cash equivalents	$795	$

Short-term debt (commercial paper)	—		—

Long-term debt:
Series 2007-1 Class A notes, 4.92%, due 2010	326		326
Series 2007-1 Class B notes, 5.02%, due 2010	24		24
Series 2007-2 Class A notes, one-month LIBOR plus 0.06% per year, due 2012	454		454
Series 2007-2 Class B notes, one-month LIBOR plus 0.18% per year, due 2012	46		46
6.75% notes due 2014	399		399
6.25% notes due 2018	647		647
Mortgage payable, 7.68%, due 2020	60		60
Senior debentures, 6.95%, due 2028	300		300
7.00% notes due 2038	343		343
Other	14		14
% notes due offered hereby	—

Total long-term debt, including current portion	2,613

Shareholders’ equity:
Common stock	1,066		1,066
Retained earnings	525		525
Accumulated other comprehensive loss	(19)		(19)

Total shareholders’ equity	1,572		1,572

Total capitalization	$4,185	$

DESCRIPTION OF THE NOTES

The following description of the particular terms of the Notes supplements the description of the general terms and provisions of the “debt securities” set forth in the accompanying prospectus, to which reference is made.

The Notes will be issued under the indenture dated December 3, 2007, between us and Wells Fargo Bank, N.A., as trustee (the “indenture”). The terms of the Notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. You may request a copy of the indenture from us as described under “Where You Can Find More Information”.

General

The Notes will be our unsecured senior obligations and will rank equal in right of payment to our other unsecured and unsubordinated debt from time to time outstanding, but junior to any secured debt to the extent of the value of the assets constituting the security. The Notes will be effectively subordinated to all liabilities, including trade payables, of our subsidiaries to the extent of the value of the assets of such subsidiaries. Since we conduct many of our operations through our subsidiaries, our right to participate in any distribution of the assets of a subsidiary when it winds up its business is subject to the prior claims of the creditors of the subsidiary. This means that your right as a holder of our Notes will also be subject to the prior claims of these creditors if a subsidiary liquidates or reorganizes or otherwise winds up its business. Unless we are considered a creditor of the subsidiary, your claims will be recognized behind these creditors. See “Risk Factors — The Notes are effectively subordinated to the existing and future liabilities of our subsidiaries”. As of January 30, 2010, we had approximately $2,613,000,000 of consolidated debt outstanding, of which approximately $850,000,000 consisted of debt of our subsidiaries, all of which is secured debt, and approximately $75,000,000 was our secured debt.

The indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue under the indenture and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the Notes, issue additional notes having the same terms (except for the issue date, the public offering price and, under certain circumstances, the first interest payment date) and ranking equally and ratably with the Notes offered hereby. Such additional notes, together with the Notes offered hereby, will constitute a single series of securities under the indenture.

The Notes will be issued only in fully registered form without coupons and in minimum denominations of $2,000 or any whole multiple of $1,000 above that amount.

Principal and interest will be payable, and the Notes will be transferable or exchangeable, at the office or offices or agency maintained by us for these purposes. Payment of interest on the Notes may be made at our option by check mailed to the registered holders.

No service charge will be made for any transfer or exchange of the Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

The Notes will be represented by one or more global securities registered in the name of a nominee of DTC. Except as described under “— Book-Entry Delivery and Settlement”, the Notes will not be issuable in certificated form.

Principal Amount; Maturity and Interest

The Notes will initially be limited to $      aggregate principal amount and will mature on          ,          . The Notes will bear interest at the rate of     % per annum from the date of

original issuance, or from the most recent interest payment date to which interest has been paid or provided for.

We will make interest payments on the Notes semi-annually in arrears on           and          of each year, commencing          , 2010, to the holders of record at the close of business on the preceding           and          , respectively. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If an interest payment date or the maturity date with respect to the Notes falls on a day that is not a business day, the payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date or the maturity date, as the case may be, to the date the payment is made.

Optional Redemption

The Notes will be redeemable at our option, at any time in whole or from time to time in part, at a redemption price equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus     basis points,

plus, in each case, any accrued and unpaid interest thereon to the date of redemption.

Definitions

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term (as measured from the date of redemption) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means any Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (i) each of Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the

Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Notes and the indenture.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed by us or by the trustee on our behalf; provided that notice of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Notes. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by lot by DTC, in the case of Notes represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of Notes that are not represented by a global security.

Sinking Fund

The Notes will not be entitled to any sinking fund.

Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined below) occurs, unless we have exercised our right to redeem the Notes as described above, we will make an offer to each holder of Notes to repurchase all or any part (no Note of a principal amount of $2,000 or less will be repurchased in part) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes to be repurchased plus any accrued and unpaid interest on such Notes to the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control (as defined below), but after the public announcement of an impending Change of Control, we will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

•	accept for payment all Notes or portions of Notes (in integral multiples of $1,000) properly tendered pursuant to our offer;

•	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

•	deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly mail to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided, that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 above that amount.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

Definitions

“Below Investment Grade Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries taken as a whole to any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries;

(2) the adoption of a plan relating to our liquidation or dissolution;

(3) the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or

(4) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our wholly-owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock, measured by voting power rather than number of shares.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase its Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our properties and assets and those of our subsidiaries taken as a whole to another person or group may be uncertain.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who

(1) was a member of such Board of Directors on the date of the issuance of the Notes; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).

Under a recent Delaware Chancery Court interpretation of the foregoing definition of “Continuing Directors,” a board of directors may approve, for purposes of such definition, a slate of shareholder-nominated directors without endorsing them, or while simultaneously recommending and endorsing its own slate instead. It is unclear whether our board of directors, pursuant to Washington law, is similarly capable of approving a slate of dissident director nominees while recommending and endorsing its own slate. If such an action is possible under Washington law, the foregoing interpretation would permit our board to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a “Change of Control Repurchase Event” that would trigger your right to require us to repurchase your Notes as described above.

“Fitch” means Fitch Ratings.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service Inc.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Voting Stock” means, with respect to any person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

Book-Entry Delivery and Settlement

Global Notes

We will issue the Notes in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société anonyme, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

We understand that:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•	DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc. (successor to the National Association of Securities Dealers, Inc.)

•	Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•	upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•	ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the Notes represented by that global note for all purposes under the indenture and under the Notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have Notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of

DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of Notes under the indenture or a global note.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the Notes.

Payments on the Notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the Notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the Notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the Notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

We will issue certificated Notes to each person that DTC identifies as the beneficial owner of the Notes represented by a global note upon surrender by DTC of the global note if:

•	DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

•	we determine not to have the Notes represented by a global note.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the Notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain of the United States federal income tax consequences of the purchase, ownership and disposition of the Notes. This summary:

•	is based on the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations issued under the Code, judicial decisions and administrative pronouncements, all as in effect as of the date hereof and all of which are subject to different interpretation or to change. Any such change may be applied retroactively and may adversely affect the United States federal income tax consequences described in this prospectus supplement;

•	addresses only tax consequences to investors that purchase the Notes upon their original issuance for cash at their initial offering price, and hold the Notes as capital assets within the meaning of Section 1221 of the Code (that is, for investment purposes);

•	does not discuss all of the tax consequences that may be relevant to particular investors in light of their particular circumstances (such as the application of the alternative minimum tax);

•	does not discuss all of the tax consequences that may be relevant to investors that are subject to special treatment under the United States federal income tax laws (such as insurance companies, financial institutions, tax-exempt organizations, retirement plans, regulated investment companies, dealers in securities or currencies, U.S. Holders (as defined below) whose functional currency for tax purposes is not the United States dollar, persons holding the Notes as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, former United States citizens or long-term residents subject to taxation as expatriates under Section 877 of the Code, or traders in securities that have elected to use a mark-to-market method of accounting for their securities holdings);

•	does not discuss the effect of other United States federal tax laws (such as estate and gift tax laws) except to the limited extent specifically indicated below, and does not discuss any state, local or foreign tax laws; and

•	does not discuss the tax consequences to a person holding Notes through a partnership (or other entity or arrangement classified as a partnership for United States federal income tax purposes), except to the limited extent specifically indicated below.

We have not sought and will not seek a ruling from the Internal Revenue Service (the “IRS”) with respect to any matters discussed in this section, and we cannot assure you that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Notes, or that any such position would not be sustained.

If a partnership (or other entity or arrangement classified as a partnership for United States federal income tax purposes) holds the Notes, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding Notes, you should consult your independent tax advisor regarding the tax consequences of the purchase, ownership or disposition of the Notes.

Prospective investors should consult their independent tax advisors with regard to the application of the United States federal income tax laws to their particular situation and the application of any other United States federal as well as state or local or foreign tax laws and tax treaties, including gift and estate tax laws.

U.S. Holders

The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the Notes by a holder that is a “U.S. Holder”. For purposes of this summary, “U.S. Holder” means a beneficial owner of a Note or Notes that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States (or any state thereof or the District of Columbia);

•	an estate whose income is subject to United States federal income taxation regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (within the meaning of the Code) have the authority to control all of its substantial decisions, or (ii) such trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Treatment of Interest

Stated interest on the Notes will be taxable to a U.S. Holder as ordinary interest income as the interest is paid or accrued in accordance with the U.S. Holder’s regular method of accounting for United States federal income tax purposes.

Treatment of Dispositions of Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition (collectively, a “disposition”) of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount received on such disposition (other than amounts received in respect of accrued and unpaid interest, which will generally be taxable to that U.S. Holder as ordinary interest income at that time in accordance with the U.S. Holder’s regular method of accounting for United States federal income tax purposes if not previously included in the U.S. Holder’s income) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note will be, in general, the cost of the Note to the U.S. Holder reduced by any principal payments with respect to the Note received by the U.S. Holder. Gain or loss recognized on the disposition of a Note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period in the Note exceeds one year. Otherwise, such gain or loss generally will be short-term capital gain or loss. Net long-term capital gain recognized by a non-corporate U.S. Holder generally is eligible for reduced rates of United States federal income taxation, which rates currently are scheduled to increase on January 1, 2011. The deductibility of capital losses is subject to limitations.

Additional Payments

In certain circumstances (see “Description of the Notes — Repurchase Upon a Change of Control Repurchase Event”), we may be obligated to pay amounts in excess of stated interest and principal on the Notes. The obligation to make such payments may implicate the provisions of United States Treasury regulations relating to contingent payment debt instruments (“CPDIs”). If the Notes were deemed to be CPDIs, a U.S. Holder would be required to accrue income on the holder’s Notes in excess of stated interest, and to treat as ordinary income, rather than capital gain, any income realized on the taxable disposition of a Note. According to current United States Treasury regulations, the possibility that any such payments in excess of stated interest or principal will be made will not cause the Notes to be treated as CPDIs if there is only a remote chance as of the date the Notes were issued that such payments will be made. We believe that the likelihood we will be obligated to make any such payments is remote. Further, the current United States Treasury regulations permit us to ignore the possibility of paying additional amounts in the situation described in “Description of the Notes — Optional Redemption” because any such amounts would be paid at our option and would not minimize the yield on the Notes. Therefore, we do not intend to treat the potential payment of these amounts as subjecting the Notes to the contingent payment debt rules. Our determination is binding on a U.S. Holder unless such holder discloses its contrary position in the manner required by applicable United States Treasury regulations. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, the tax consequences to a holder could differ materially and adversely from those discussed herein. If one of these contingencies were to occur, it could affect the amount, character and timing of the income recognized by a U.S. Holder with respect to the Notes. The disclosure contained in this Prospectus assumes that the Notes will not be treated as CPDIs.

New Legislation

Newly enacted legislation requires certain U.S. Holders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, interest on and capital gains from the sale or other disposition of notes for taxable years beginning after December 31, 2012. U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the Notes.

Non-U.S. Holders

The following is a summary of the United States federal income and estate tax consequences of the purchase, ownership and disposition of the Notes by a holder that is a “Non-U.S. Holder.” For purposes of this summary, “Non-U.S. Holder” means a beneficial owner of a Note or Notes, other than a partnership (or an entity or arrangement classified as a partnership for United States federal income tax purposes), who is not a U.S. Holder.

Special rules may apply to Non-U.S. Holders that are subject to special treatment under the Code, including “controlled foreign corporations” and “passive foreign investment companies.” Such Non-U.S. Holders should consult their independent tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Treatment of Interest

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder will not be subject to United States federal income or withholding tax in respect of interest income on the Notes if the interest income qualifies for the “portfolio interest exception.” Generally, interest income will qualify for the “portfolio interest exception” if each of the following requirements is satisfied:

•	The interest is not effectively connected with the conduct of a trade or business in the United States (or, if an income tax treaty applies, is not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

•	The Non-U.S. Holder appropriately certifies its status as a non-United States person (as described below);

•	The Non-U.S. Holder does not directly or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	The Non-U.S. Holder is not for United States federal income tax purposes a “controlled foreign corporation” that is directly or constructively related to us through stock ownership; and

•	The Non-U.S. Holder is not a bank which acquired the Notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business.

The certification requirement referred to above generally will be satisfied if the Non-U.S. Holder provides us or our paying agent with a statement on IRS Form W-8BEN (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating, among other things, that the Non-U.S. Holder is not a

United States person (within the meaning of the Code). If the Non-U.S. Holder holds its Notes through a financial institution or other agent acting on the holder’s behalf, the Non-U.S. Holder will be required to provide appropriate documentation to that agent, and that agent will then be required to provide appropriate documentation to us or our paying agent (either directly or through other intermediaries). For payments made to foreign partnerships and certain other pass-through entities, the certification requirement will generally apply to the partners or other interest holders rather than the partnership or other pass-through entity. We may be required to report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to, and the tax withheld, if any, with respect to each Non-U.S. Holder. Prospective Non-U.S. Holders should consult their independent tax advisors regarding this certification requirement, and alternative methods for satisfying the certification requirement.

If the requirements of the “portfolio interest exception” are not satisfied with respect to a Non-U.S. Holder, payments of interest to that Non-U.S. Holder will be subject to a 30% United States withholding tax, unless another exemption or a reduced withholding rate applies. For example, an applicable income tax treaty may reduce or eliminate such tax, in which event a Non-U.S. Holder claiming the benefit of such treaty must provide the withholding agent with a properly executed IRS Form W-8BEN (or suitable substitute or successor form) claiming the benefit of the applicable tax treaty. Alternatively, an exemption applies to the 30% United States withholding tax if the interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) and the Non-U.S. Holder provides an appropriate statement to that effect on a properly executed IRS Form W-8ECI (or suitable substitute or successor form). In the latter case, such Non-U.S. Holder generally will be subject to United States federal income tax with respect to all income from the Notes in the same manner as U.S. Holders, as described above, unless an applicable income tax treaty provides otherwise. In addition, such a Non-U.S. Holder that is a corporation may be subject to a branch profits tax with respect to any such United States trade or business income at a rate of 30% (or at a reduced rate under an applicable income tax treaty, provided certain certification requirements are met).

Treatment of Dispositions of Notes

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder generally will not be subject to United States federal income tax or withholding tax on gain realized upon the disposition of a Note unless:

•	the Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States).

If the first exception applies, the Non-U.S. Holder generally will be subject to United States federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to United States sources (including gains from the disposition of the Notes) exceed capital losses allocable to United States sources. If the second exception applies, the Non-U.S. Holder generally will be subject to United States federal income tax with respect to such gain in the same manner as U.S. Holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, Non-U.S. Holders that are corporations may be subject to a branch profits tax with respect to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty, provided certain certification requirements are met).

Treatment of Notes for United States Federal Estate Tax Purposes

A Note held, or beneficially held, by an individual who is not a citizen or resident of the United States at the time of his or her death will not be includable in the individual’s gross estate for

United States federal estate tax purposes, provided that (i) the requirements of the “portfolio interest exception” are satisfied with respect to such individual and (ii) at the time of death, payments with respect to such Note would not have been effectively connected with the conduct by such holder of a trade or business in the United States. In addition, under the terms of an applicable estate tax treaty, United States federal estate tax may not apply with respect to a Note.

Information Reporting Requirements and Backup Withholding

U.S. Holders

In general, information reporting requirements will apply to certain payments of principal and interest on and the proceeds of dispositions of Notes unless the U.S. Holder is an exempt recipient. A backup withholding tax (currently at a rate of 28%) may apply to such payments if the U.S. Holder fails to provide its taxpayer identification number or certification of exempt status or has been notified by the IRS that payments to the U.S. Holder are subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. Holder’s United States federal income tax liability provided that the U.S. Holder furnishes the required information to the IRS on a timely basis.

Non-U.S. Holders

In the case of payments of interest or of proceeds from the disposition of a Note to a Non-U.S. Holder, current United States Treasury regulations provide that the backup withholding tax and certain information reporting requirements (other than the requirements described above under “Non-U.S. Holders — Treatment of Interest”) will not apply to payments with respect to which either the requisite certification, as described above under “Non-U.S. Holders — Treatment of Interest,” has been received or an exemption has otherwise been established, provided that neither the withholding agent nor any intermediary has actual knowledge or reason to know that the Non-U.S. Holder is a United States person or that the conditions of any other exemption are not in fact satisfied.

Information reporting requirements, but not backup withholding, will apply to payment of the proceeds from a disposition of the Notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States, unless the broker has documentary evidence in its file that the Non-U.S. Holder of the Notes is not a United States person and the broker has no actual knowledge or reason to know that the Non-U.S. Holder of the Notes is a United States person or the non-United States person establishes an exemption. Neither information reporting nor backup withholding generally will apply to payment of the proceeds from a disposition of the Notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a Non-U.S. Holder’s United States federal income tax liability provided that the Non-U.S. Holder furnishes the required information to the IRS on a timely basis.

Prospective Non-U.S. Holders should consult their independent tax advisors concerning the application of information reporting and backup withholding rules.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, IS NOT TAX ADVICE AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR INDEPENDENT TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS (AND ANY PROPOSED CHANGES IN APPLICABLE LAW).

UNDERWRITING

We are offering the Notes described in this prospectus supplement through a number of underwriters. Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are the representatives of the underwriters. We have entered into a firm commitment underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally and not jointly agreed to purchase, the aggregate principal amount of the Notes listed next to its name in the following table.

Principal
Amount of
Underwriters	Notes

Goldman, Sachs & Co.	$
Morgan Stanley & Co. Incorporated

Total	$

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the Notes if they buy any of them. The underwriters will sell the Notes to the public when and if the underwriters buy the Notes from us. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters have advised us that they propose initially to offer the Notes to the public for cash at the public offering price set forth on the cover of this prospectus supplement, and to certain dealers at such price less a concession not in excess of     % of the principal amount of the Notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of     % of the principal amount of the Notes to certain other dealers. After the public offering of the Notes, the public offering price and other selling terms may change.

We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $     .

We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any national securities exchange. The underwriters may make a market in the Notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

In connection with the offering, the representatives may engage in transactions that stabilize, maintain, or otherwise affect the price of the Notes. Specifically, the representatives may overallot in connection with the offering, creating a short position. In addition, the representatives may bid for, and purchase, Notes in the open market to cover short positions or to stabilize the price of Notes. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the Notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

The representatives may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Affiliates of certain of the underwriters are lenders and/or agents under our revolving credit agreement.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of the issuer.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require us to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable you to decide to purchase or subscribe for the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression

“Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 (financial promotion) of the Financial Service and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which section 21(1) of the FSMA does not apply to such underwriter or us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from, or otherwise involving the United Kingdom.

Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

Certain legal matters relating to the Securities offered by this prospectus will be passed upon for Nordstrom by Lane Powell PC, Seattle, Washington. As of February 26, 2010, D. Wayne Gittinger, a shareholder at Lane Powell PC, was the beneficial owner of 15,470,360 shares of Nordstrom common stock, including: 66,984 shares held by him individually; 13,844,460 shares owned by his wife individually; 3,716 shares held by his wife in the Company’s 401(k) Plan and Profit Sharing; and 1,555,200 shares held by a trust of which his wife is a trustee and beneficiary. Certain legal matters will be passed upon for the underwriters by Shearman & Sterling LLP, New York, New York.

PROSPECTUS

Debt Securities

Offered by

NORDSTROM, INC.

Nordstrom, Inc. may offer from time to time to sell, in one or more series, any combination of the securities described in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continued or delayed basis.

The principal executive offices of Nordstrom, Inc. are located at 1617 Sixth Avenue, Seattle, Washington 98101, and the telephone number is (206) 628-2111.

We will provide specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. These securities cannot be sold unless this prospectus is accompanied by a prospectus supplement. You should read this prospectus and any supplement carefully before you invest.

Our common stock is traded on the New York Stock Exchange under the symbol “JWN”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated November 28, 2007.

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement, as well as the information contained in any document incorporated by reference, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies.

ABOUT THIS PROSPECTUS

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

Unless the context otherwise indicates, the terms “Nordstrom” “we”, “us” and “our” mean Nordstrom, Inc. (the “Company”) and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about Nordstrom and the securities offered under this prospectus. See “Where You Can Find More Information”.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov or from Nordstrom’s website at http://www.nordstrom.com. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E.,

i

Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room.

Our common stock is listed and traded on the New York Stock Exchange. We will refer to the New York Stock Exchange as the “NYSE” in this prospectus. You may also inspect the information we file with the SEC at the NYSE, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus and the date of the closing of each offering:

(1) our annual report on Form 10-K for the fiscal year ended February 3, 2007;

(2) our quarterly reports on Form 10-Q for the fiscal quarters ended May 5, 2007 and August 4, 2007; and

(3) our current reports on Form 8-K dated February 23, 2007, February 26, 2007 (two filings) (but only with respect to Items 5.02 and 8.01), March 6, 2007, May 1, 2007, May 8, 2007, May 31, 2007, July 26, 2007, August 22, 2007, August 23, 2007 (two filings), August 28, 2007 and November 19, 2007 (two filings) (but only with respect to Items 5.02 and 8.01).

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

You may request a copy of these filings (excluding exhibits), at no cost, by writing or telephoning our Director, Investor Relations, Corporate Development at the following address:

Chris Holloway
Director, Investor Relations, Corporate Development
Nordstrom, Inc.
1617 Sixth Avenue
Seattle, WA 98101
(206) 303-3200

You should read and rely only on the information contained in or incorporated by reference in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front of those documents.

ii

CAUTIONARY STATEMENTS RELATING TO FORWARD-LOOKING INFORMATION

This prospectus and any prospectus supplement, and the documents incorporated herein or therein by reference, may contain “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. Those statements relate to developments, results, conditions or other events we expect or anticipate will occur in the future. We intend words such as “believes”, “anticipates”, “may”, “will”, “should”, “could”, “plans”, “expects” and similar expressions to identify forward-looking statements. Those statements may relate to future revenues, earnings, store openings, market conditions, new strategies and the competitive environment. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. These risks and uncertainties include, but are not limited to those described on Item 1A to our annual report on Form 10-K, which is expressly incorporated into this prospectus by reference, and other factors as may periodically be described in our filings with the SEC. Forward-looking statements relate to the date made, and we undertake no obligation to update them.

THE COMPANY

Nordstrom, Inc. is one of the nation’s leading fashion specialty retailers, with 157 stores located in 28 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 101 large fashion specialty stores. In addition, Nordstrom operates 51 clearance stores under the name “Nordstrom Rack”, two Jeffrey boutiques, one freestanding shoe store and two clearance stores under the name “Last Chance Shoes and Apparel”. Nordstrom also serves customers through its online presence at http://www.nordstrom.com and through its catalogs. Nordstrom, Inc. common stock is publicly traded on the NYSE under the symbol JWN.

USE OF PROCEEDS

Unless we indicate a different use in the applicable prospectus supplement, the net proceeds from the sale of the securities will be added to our general funds and will be used for general corporate purposes, which may include capital expenditures and working capital needs, and to finance repurchases of shares of our common stock.

Until we apply the proceeds from the sale of the securities, we may temporarily invest any proceeds that are not immediately applied to the above purposes in U.S. government or agency obligations, commercial paper, money market accounts, short-term marketable securities, bank deposits or certificates of deposit, repurchase agreements collateralized by U.S. government or agency obligations or other short-term investments.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table shows Nordstrom’s historical ratio of earnings to fixed charges for the thirty-nine weeks ended November 3, 2007 and each of the previous five fiscal years. Nordstrom’s ratio of earnings to fixed charges for each of the periods set forth below has been computed on a consolidated basis and should be read in conjunction with the consolidated financial statements, including the notes to those financial statements, and other information set forth in the reports filed by Nordstrom with the SEC.

For purposes of determining the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before income tax plus fixed charges, amortization of capitalized interest, less interest capitalized during the period. “Fixed charges” represent interest and amortization of deferred financing fees, and the portion of rental expenses on operating leases deemed to be the equivalent of interest.

39 Weeks Ended	Fiscal Year Ended
November 3,	February 3,		January 28,		January 29,		January 31,		January 1,
2007	2007		2006		2005		2004		2003

13.01x	17.52	x	14.17	x	7.99	x	4.88	x	3.03x

THE SECURITIES WE MAY OFFER

We may sell debt securities from time to time in one or more offerings. The summaries of certain provisions of the securities contained in this prospectus are not complete. You should refer to all the provisions of the securities and applicable indentures for a complete description of the securities.

The particular terms of the securities offered by any prospectus supplement will be described in the prospectus supplement relating to those securities. If indicated in a prospectus supplement, the terms of any particular securities may differ from the terms we summarize below. The prospectus supplement will also contain information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The debt securities are to be issued under an Indenture (the “Indenture”) between Nordstrom and Wells Fargo Bank, N.A., as Trustee (the “Trustee”). The Indenture is filed as an exhibit to the registration statement of which this prospectus is a part and may be supplemented from time to time. The particular terms of the debt securities offered by any prospectus supplement (the “Offered Debt Securities”) and the extent, if any, to which the general provisions may apply to the Offered Debt Securities, will be described in the prospectus supplement relating to the Offered Debt Securities. For a complete description of the terms applicable to a particular issuance of debt securities, you should read both this prospectus and the prospectus supplement relating to those securities.

The following summaries of the material provisions of the Indenture and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions of some of the terms in the Indenture and the debt securities. Wherever particular articles, sections or defined terms of the Indenture are referred to, it is intended that such articles, sections or defined terms shall be incorporated by reference, and the statement in connection with such reference is made is qualified in its entirety by such reference. You should review the Indenture that is filed as an exhibit to registration statement of which this prospectus forms a part for additional information.

References to “Nordstrom”, “we”, “us” and “our” in this section are only to Nordstrom, Inc. and not to its subsidiaries.

General

The Indenture does not limit the aggregate principal amount of debt securities which may be issued and provides that debt securities may be issued from time to time in one or more series. (Section 3.1) The Indenture does not limit the amount of other indebtedness or debt securities, other than some secured indebtedness as described below, which may be issued by Nordstrom or its subsidiaries.

Unless otherwise provided in a prospectus supplement, the debt securities will be unsecured obligations of Nordstrom and will rank on parity with all other unsecured and unsubordinated indebtedness of Nordstrom.

The prospectus supplement relating to the particular debt securities offered will describe the following terms of the Offered Debt Securities:

(1) the title of the Offered Debt Securities and the series in which the Offered Debt Securities shall be included, which may include medium-term notes;

(2) any limit upon the aggregate principal amount of the Offered Debt Securities;

(3) the date or dates, or the method or methods, if any, by which the date or dates on which the principal of the Offered Debt Securities will be payable shall be determined;

(4) the rate or rates at which the Offered Debt Securities will bear interest, if any, which rate may be zero in the case of some debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which the rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which the interest, if any, will accrue or the method by which the date or dates will be determined;

(5) the date or dates on which the interest, if any, on the Offered Debt Securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

(6) whether and under what circumstances additional amounts on the Offered Debt Securities or any of them will be payable and, if so, whether and on what terms Nordstrom will have the option to redeem the Offered Debt Securities in lieu of paying the additional amounts (and the terms of the option);

(7) the place or places where the principal of, any premium or interest on or any additional amounts with respect to the Offered Debt Securities will be payable, any of the Offered Debt Securities that are registered securities may be surrendered for registration of transfer or exchange, and any Offered Debt Securities may be surrendered for conversion or exchange;

(8) whether any of the Offered Debt Securities are to be redeemable at the option of Nordstrom and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which the Offered Debt Securities may be redeemed, in whole or in part, at the option of Nordstrom;

(9) whether Nordstrom will be obligated to redeem or purchase any of the Offered Debt Securities pursuant to any sinking fund or analogous provision or at the option of any holder of the Offered Debt Securities and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which the Offered Debt Securities will be redeemed or purchased, in whole or in part, pursuant to the obligation, and any provisions for the remarketing of the Offered Debt securities so redeemed or purchased;

(10) if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any registered securities will be issuable and, if other than a denomination of $5,000, the denominations in which any bearer securities will be issuable;

(11) if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of the Offered Debt Securities that will be payable upon declaration of acceleration of the maturity;

(12) if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of the Offered Debt Securities;

(13) whether the principal of, any premium or interest on or any additional amounts with respect to the Offered Debt Securities will be payable, at the election of Nordstrom or a holder, in a currency other than that in which the Offered Debt Securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, the election may be made;

(14) any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to Offered Debt Securities;

(15) whether the Offered Debt Securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

(16) any deletions from, modifications of or additions to the events of default or covenants of Nordstrom with respect to the Offered Debt Securities;

(17) whether some of the provisions relating to the discharge, defeasance and covenant defeasance described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to the Offered Debt Securities; and

(18) any other terms of the Offered Debt Securities and any other deletions from or modifications or additions to the Indenture in respect of the Offered Debt Securities. (Section 3.1)

Unless otherwise provided in the prospectus supplement relating to any Offered Debt Securities, the principal, premium, interest and additional amounts, if any, will be payable at the office or agency maintained by Nordstrom (initially the Corporate Trust Office of the Trustee); provided that payment of interest on registered securities may be made by check mailed to the payee at the addresses of the persons appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. In the case of registered securities, interest on the debt securities will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to the interest payment date. All paying agents initially designated by Nordstrom for the Offered Debt Securities will be named in the prospectus supplement relating to the Offered Debt Securities. Nordstrom may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Nordstrom will not be required to maintain a paying agent in each place of payment for the Offered Debt Securities. (Sections 3.7 and 10.2)

Unless otherwise provided in the prospectus supplement relating to any Offered Debt Securities, the Offered Debt Securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by Nordstrom or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by Nordstrom (initially the Corporate Trust Office of the Trustee). The transfer or exchange shall be made without service charge, but Nordstrom may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses payable in connection with any tax or other governmental charge. Nordstrom will not be required to (1) issue, register the transfer of, or exchange, Offered Debt Securities during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of any of the Offered Debt Securities and ending at the close of business on the day of the mailing of the notice of redemption or (2) register the transfer of or exchange any Offered Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Offered Debt Security being redeemed in part. (Section 3.5). Nordstrom has appointed the Trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by Nordstrom for any Offered Debt Securities will be named in the applicable prospectus supplement. Nordstrom may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Nordstrom will be required to maintain a transfer agent in each place of payment for the Offered Debt Securities. (Section 10.2)

Unless otherwise indicated in the applicable prospectus supplement, the Offered Debt Securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. (Section 3.2) The Offered Debt Securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in the global debt security will be shown on, and transfers will be effected only through, records maintained by the designated depositary and its participants as described below. Where Offered Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. Federal income tax considerations, applicable to the Offered Debt Securities and to payment on and transfer and exchange of the Offered Debt Securities will be described in the applicable prospectus supplement.

The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold for an amount less than their principal amount. Any applicable special U.S. Federal income tax or other considerations will be described in the applicable prospectus supplement.

If the purchase price of any Offered Debt Securities is payable in one or more foreign currencies or currency units or if any Offered Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any Offered Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, particular U.S. Federal income tax considerations, specific terms and other information with respect to the Offered Debt Securities and the foreign currency or currency units will be set forth in the applicable prospectus supplement.

Nordstrom will comply with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other tender offer rules within the Exchange Act, which may then be applicable, in connection with any obligation of Nordstrom to purchase Offered Debt Securities at the option of the holders of the securities. Any obligation applicable to a series of debt securities will be described in the applicable prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any Offered Debt Securities, other than as described below under “Limitation on Liens”, the Indenture does not contain any provisions that would limit the ability of Nordstrom to incur indebtedness or that would afford holders of debt securities protection in the event of a sudden and significant decline in the credit quality of Nordstrom or a takeover, recapitalization or highly leveraged or similar transaction involving Nordstrom. Accordingly, Nordstrom could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect Nordstrom’s capital structure or credit rating. Reference is made to the prospectus supplement relating to the particular series of debt securities being offered for information with respect to any deletions from, modifications or additions to the events of default described below or covenants of Nordstrom contained in the Indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

The terms, if any, on which the debt securities of any series are convertible into or exchangeable for property or cash, or a combination of the foregoing, will be set forth in the prospectus supplement covering the debt securities.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities (each a “Global Security”) that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that particular series.

The specific terms of a depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that particular series. Nordstrom anticipates that the following provisions will apply to all depositary arrangements.

Upon the issuance of a Global Security, the depositary for the Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the Global Security. These accounts shall be designated by the underwriters or agents with respect to such debt securities or by Nordstrom if the debt securities are offered and sold directly by Nordstrom. Ownership of beneficial interests in a Global Security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) for such Global Security and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that some purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a Global Security.

So long as the depositary for a Global Security, or its nominee, is the registered owner of the Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the Global Security for all purposes under the Indenture governing these debt securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have debt securities of the series represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of a series in definitive form and will not be considered the owners or holders of the debt securities under the Indenture.

Principal of, any premium and interest on, and any additional amounts with respect to debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the Global Security representing the debt securities. Neither Nordstrom, the Trustee, the paying agent nor the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Nordstrom expects that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on, or additional amounts with respect to debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the Global Security for the debt securities as shown on the records of the depositary or its nominee. Nordstrom also expects that payments by participants to owners of beneficial interests in the Global Security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of the participants.

The Indenture provides that if (1) the depositary for a series of debt securities notifies Nordstrom that it is unwilling or unable to continue as depositary or if the depositary ceases to be eligible under the Indenture and a successor depositary is not appointed by Nordstrom within 90 days of written notice, (2) Nordstrom determines that the debt securities of a particular series shall no longer be represented by Global Securities and executes and delivers to the Trustee a company order to that effect or (3) an event of default with respect to a series of debt securities shall have occurred and be continuing, the Global Securities will be exchanged for debt securities of a series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. The definitive debt securities shall be registered in such name or names as the depositary shall instruct the Trustee. (Section 3.5) It is expected that these instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in Global Securities.

Limitation on Liens

Under the Indenture, Nordstrom covenants that, so long as any debt securities are outstanding, it will not, and will not permit any Restricted Subsidiary (as defined below) to create, incur, issue, assume or guarantee any indebtedness for money borrowed (“Debt”) secured by a Mortgage (as defined below) upon any Operating Property (as defined below), or upon shares of capital stock or Debt issued by any Restricted Subsidiary and owned by Nordstrom or any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively providing concurrently that the outstanding debt securities (together with, if Nordstrom shall so determine, any other Debt of Nordstrom or the Restricted Subsidiary then existing or thereafter created which is not subordinate to the debt securities) are secured equally and ratably with or, at the option of Nordstrom, prior to the Debt so long as the Debt shall be so secured. (Section 10.5)

The foregoing restrictions shall not apply to, and shall be excluded from Debt in any computation under the foregoing restrictions, Debt secured by (1) Mortgages on any property existing at the time of the acquisition thereof; (2) Mortgages on property of a corporation existing at the time the corporation is merged into or consolidated with Nordstrom or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of the corporation (or a division of the corporation) as an entirety or substantially as an entirety to Nordstrom or a Restricted Subsidiary, provided that the Mortgage does not extend to any property owned by Nordstrom or any Restricted Subsidiary immediately prior to a merger, consolidation, sale, lease or disposition; (3) Mortgages on property of a corporation existing at the time the corporation becomes a Restricted Subsidiary; (4) Mortgages in favor of Nordstrom or a Restricted Subsidiary; (5) Mortgages to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure Debt incurred to provide funds for any of these purposes, provided that the commitment of the creditor to extend the credit secured by the Mortgage shall have been obtained not later than 365 days after the later of (a) the completion of the acquisition, construction, development or improvement of the property, or (b) the placing in operation of the property; (6) Mortgages in favor of the United States of America or any State, or any department, agency or instrumentality or political subdivision of the United States of America or any State, to secure partial, progress, advance or other payments; and (7) Mortgages existing on the date of the Indenture or any extension, renewal, replacement or refunding of any Debt secured by a Mortgage existing on the date of the Indenture or referred to in clauses (1) to (3) or (5), provided that the principal amount of the Debt secured by the Mortgage and not otherwise authorized by clauses (1) to (3) or (5) shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any extension, renewal, replacement or refunding, so secured at the time of extension, renewal, replacement or refunding. (Section 10.5)

Notwithstanding the restrictions described above, Nordstrom and its Restricted Subsidiaries may create, incur, issue, assume or guarantee Debt secured by Mortgages without equally and ratably securing the debt securities if, at the time of the creation, incurrence, issuance, assumption or guarantee of the Debt secured by the Mortgages, after giving effect thereto and to the retirement of the Debt which is concurrently being retired, the aggregate amount of all outstanding Debt secured by Mortgages which would otherwise be subject to these restrictions (other than any Debt secured by Mortgages permitted as described in clauses (1) through (7) of the immediately preceding paragraph, together with all Attributable Debt (as defined below) with respect to Sale and Leaseback Transactions (as defined below) other than certain Sale and Leaseback Transactions that are permitted under paragraph (b) under the caption “Limitation on Sale and Leaseback” below) does not exceed the greater of (a) 15% of Consolidated Net Assets (as defined below) and (b) $150 million. (Section 10.5)

“Consolidated Net Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of Nordstrom but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower), and (2) all investments in Subsidiaries other than Restricted Subsidiaries, all as set forth on the most recent consolidated balance sheet of Nordstrom and computed in accordance with generally accepted accounting principles.

“Mortgage” means, with respect to any property or assets, any mortgage, or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Operating Property” means any real property or equipment located within the United States and owned by, or leased to, Nordstrom or any of its Subsidiaries that has a net book value (after deduction of accumulated depreciation) in excess of 1.0% of Consolidated Net Assets.

“Restricted Subsidiary” means any Subsidiary of Nordstrom that owns any Operating Property.

“Subsidiary”  means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors, managers or trustees of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by Nordstrom or by one or more Subsidiaries thereof, or by Nordstrom and one or more Subsidiaries thereof. (Section 1.1)

Limitation on Sale and Leaseback

(a) Under the Indenture, Nordstrom covenants that, it will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by Nordstrom or any Restricted Subsidiary of any Operating Property that has been or is to be sold or transferred by Nordstrom or such Restricted Subsidiary to such person with the intention of taking back a lease of such property (a “Sale and Leaseback Transaction”), without equally and ratably securing the debt securities (and, if Nordstrom shall so determine, any other Debt ranking equally with the debt securities), unless the terms of such sale or transfer have been determined by the board of directors to be fair and arm’s-length and either:

•	within 180 days after the receipt of the proceeds of the sale or transfer, Nordstrom or any Restricted Subsidiary applies an amount equal to the greater of the net proceeds of the sale or transfer or the fair value of such Operating Property at the time of such sale or transfer to the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt (as defined below); or

•	Nordstrom or such Restricted Subsidiary would be entitled, at the effective date of the sale or transfer, to incur Debt secured by a Mortgage on such Operating Property, in an amount at least equal to the Attributable Debt (as defined below) in respect of the Sale and Leaseback Transaction, without equally and ratably securing the debt securities pursuant to the covenant described under “— Limitation on Liens” above. (Section 10.6)

(b) The foregoing restriction in paragraph (a) above will not apply to any Sale and Leaseback Transaction (i) for a term of not more than three years including renewals; or (ii) between Nordstrom and a Restricted Subsidiary or between Restricted Subsidiaries, provided that the lessor shall be Nordstrom or a wholly owned Restricted Subsidiary. (Section 10.6)

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the imputed rate of interest of such transaction determined in accordance with generally accepted accounting principles) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Funded Debt” means Debt which matures more than one year from the date of creation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date or which is classified, in accordance with U.S. generally accepted accounting principles, as long-term debt on the consolidated balance sheet for the most-recently ended fiscal quarter (or if incurred subsequent to the date of such balance sheet, would have been so classified) of the person for which the determination is being made. Funded Debt does not include (1) obligations created pursuant to leases, (2) any Debt or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt unless such debt shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (3) any Debt for the payment or redemption of which money in the necessary amount shall have been deposited in trust either at or before the maturity date thereof.

“Senior Funded Debt” means all Funded Debt of Nordstrom or any person (except Funded Debt, the payment of which is subordinated to the payment of the debt securities). (Section 1.1)

Consolidation, Amalgamation, Merger and Sale of Assets

The Indenture provides that Nordstrom may not (1) consolidate or amalgamate with or merge into any Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, or (2) permit any Person to consolidate or amalgamate with or merge into Nordstrom, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Nordstrom, unless (a) in the case of (1) above, the Person is organized and existing under the laws of the United States of America, any State or the District of Columbia, and shall expressly assume, by supplemental indenture satisfactory in form to the Trustee, the due and punctual payment of the principal of and premium, if any, interest on, and additional amounts, if any, all of the issued debt securities, and the performance of Nordstrom’s obligations under the Indenture and the debt securities issued; (b) immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of Nordstrom or a Subsidiary as a result of the transaction as having been incurred by Nordstrom or such Subsidiary at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, shall have happened and be continuing; and (c) a number of other conditions are met.

Events of Default

Each of the following events will constitute an event of default under the Indenture with respect to any series of debt securities issued (whatever the reason for an event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (1) default in the payment of any interest on any debt security of the series, or any additional amounts payable, when interest becomes or additional amounts become due and payable, and continuance of default for a period of 30 days; (2) default in the payment of the principal of or any premium on any debt security of the series, or any additional amounts payable, when principal or premium becomes or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise; (3) default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of the series; (4) default in the performance, or breach, of any covenant or warranty of Nordstrom contained in the Indenture for the benefit of the series or in the debt securities of the series, and the continuance of default or breach for a period of 60 days after there has been given written notice as provided in the Indenture; (5) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Debt of Nordstrom (including any event of default under any other series of debt securities), whether such Debt now exists or shall hereafter be created or incurred, shall happen and shall consist of default in the payment of more than $100 million in principal amount of such Debt at the maturity thereof (after giving effect to any applicable grace period) or shall result in such Debt in principal amount in excess of $100 million becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; (6) Nordstrom shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $100 million, which is not stayed on appeal or is not otherwise being appropriately contested in good faith; (7) particular events in bankruptcy, insolvency or reorganization of Nordstrom; and (8) any other event of default provided in or pursuant to the Indenture with respect to debt securities of the series. (Section 5.1)

If an event of default with respect to the debt securities of any series (other than an event of default described in (7) of the preceding paragraph) occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series by written notice as provided in the Indenture may declare the principal amount (or a lesser amount as may be provided for in the debt securities of the series) of all outstanding debt securities of the series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, and subject to applicable law and particular other provisions of the Indenture, the holders of not less than a majority in aggregate principal amount of the debt securities may, under some circumstances, rescind and annul acceleration. An event of default described in (7) of the immediately preceding paragraph shall cause the principal amount and accrued interest (or a lesser amount as provided for in the debt securities of the series) to become immediately due and payable without any declaration or other act by the Trustee or any holder. (Section 5.2)

The Indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities of any series (a “default”), the Trustee shall transmit, in the manner set forth in the Indenture, notice of default to the holders of the debt securities of the series unless the default has been cured or waived; provided, however, that except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund or purchase fund installment with respect to, any debt security of the series, the Trustee may withhold notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of the notice is in the best interest of the holders of debt securities of the series; provided, further, that in the case of any default of the character specified in clause (4) of the first paragraph above, with respect to debt securities of such series, no such notice to holders will be given until at least 60 days after the occurrence thereof. (Section 6.2)

If an event of default occurs and is continuing with respect to the debt securities of any series, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of the series by all appropriate judicial proceedings. (Section 5.3) The Indenture provides that, subject to the duty of the Trustee during any default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of the holders of the debt securities, unless the holders shall have offered to the Trustee reasonable indemnity. (Section 6.1) Subject to the provisions for the indemnification of the Trustee, and subject to applicable law and particular other provisions of the Indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of the series. (Section 5.12)

Modification and Waiver

The Indenture may be modified or amended by Nordstrom and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment, (a) change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security, (b) reduce the principal amount of, or the rate (or modify the calculation of the rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of any debt security, (c) change the obligation of Nordstrom to pay additional amounts with respect to any debt security or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity or the amount provable in bankruptcy, (d) change the redemption provisions of any debt security or adversely affect the right of repayment at the option of any holder of any debt security, (e) change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any debt security is payable, (f) impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment), (g) reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take some actions, (h) reduce the requirements for quorum or voting by holders of debt securities in Section 15.4 of the Indenture, (i) modify any of the provisions in the Indenture regarding the waiver of past defaults and the waiver of some covenants by the holders of debt securities except to increase any percentage vote required or to provide that some other provisions of the Indenture cannot be modified or waived without the consent of the holder of each debt security affected, (j) make any change that adversely affects the right to convert or exchange any debt security into or for shares of common stock of Nordstrom or other debt securities in accordance with its terms, or (k) modify any of the above provisions. (Section 9.2)

The holders of at least a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of the series, waive compliance by Nordstrom with a number of restrictive provisions of the Indenture. (Section 10.8) The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of the series, waive any past default and its consequences under the Indenture with respect to the debt securities of the series, except a default (a) in the payment of principal of (or premium, if any), any interest on or any additional amounts with respect to debt securities of the series or (b) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each debt security of any series. (Section 5.13)

Under the Indenture, Nordstrom is required annually to furnish to the Trustee a statement as to performance by Nordstrom of some of its obligations under the Indenture and as to any default in such performance. Nordstrom is also required to deliver to the Trustee a written notice within five days following any event of default or any event which after notice or lapse of time or both would constitute an event of default. (Section 10.9)

Discharge, Defeasance and Covenant Defeasance

Nordstrom may discharge some obligations to holders of any series of debt securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the Trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities with respect to principal (and premium, if any) and interest to the date of deposit (if the debt securities have become due and payable) or to the maturity, as the case may be. (Section 4.1)

The Indenture provides that, unless the provisions of Section 4.2 of the Indenture are made inapplicable to the debt securities of or within any series pursuant to Section 3.1 of the Indenture, Nordstrom may elect either (a) to defease and be discharged from any and all obligations with respect to the debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of particular events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or (b) to be released from its obligations with respect to the debt securities under certain covenants as described in the applicable prospectus supplement, and any omission to comply with these obligations shall not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by Nordstrom with the Trustee, in trust, of an amount in U.S. dollars or in the foreign currency in which the debt securities are payable at stated maturity, or

Government Obligations (as defined below), or both, applicable to the debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on the debt securities on the scheduled due dates. (Section 4.2)

Such a trust may only be established if, among other things, (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which Nordstrom is a party or by which it is bound, (2) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date and (3) Nordstrom has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Nordstrom, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. Federal income tax law occurring after the date of the Indenture. (Section 4.2)

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the Euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 1.1)

“Government Obligations” means securities which are (1) direct obligations of the United States of America or the government or the governments in the confederation which issued the Foreign Currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government or governments which issued the Foreign Currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or other government or governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any Government Obligation held by the custodian for the account of the holder of the depositary receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by the depositary receipt. (Section 1.1)

If after Nordstrom has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (a) the holder of a debt security of the series is entitled to, and does, elect pursuant to Section 3.1 of the Indenture or the terms of the debt security to receive payment in a currency other than that in which the deposit has been made in respect of the debt security, or (b) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which the deposit has been made, the indebtedness represented by the debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on the debt security as the debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of such election or such Conversion Event based on (x) in the case of payments made pursuant to clause (a) above, the applicable market exchange rate for the currency in effect on the second business day prior to the payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for the Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event. (Section 4.2)

“Conversion Event” means the cessation of use of (1) a Foreign Currency both by the government of the country or the confederation which issued the Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established. (Section 1.1)

In the event that Nordstrom effects covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the amount in the Foreign Currency in which the debt securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on the debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, Nordstrom would remain liable to make payment of the amounts due at the time of acceleration.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case performed in, said state. (Section 1.13)

Relationship with the Trustee

The Trustee under the Indenture, Wells Fargo Bank, N.A., also acts as trustee in connection with two other Nordstrom indentures. These indentures are dated March 11, 1998 relating to $300,000,000 6.95% Senior Debentures due March 15, 2028 and January 13, 1999 relating to $250,000,000 5.625% Senior Notes due January 15, 2009. In addition, the Trustee is also the trustee under two indentures covering medium-term notes of Nordstrom Credit, Inc., a subsidiary of Nordstrom.

PLAN OF DISTRIBUTION

Nordstrom may sell offered securities in any one or more of the following ways from time to time: (1) to or through underwriters; (2) through dealers; (3) through agents, or (4) directly to purchasers. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to Nordstrom from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If offered securities are sold by means of an underwritten offering, Nordstrom will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for the sale of the offered securities is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities in respect of which this prospectus is delivered to the public. If underwriters are utilized in the sale of the offered securities in respect of which this prospectus is delivered, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all offered securities of a series if any are purchased.

Nordstrom may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating to the offered securities. If Nordstrom grants any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to the offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, Nordstrom will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer reselling the offered securities to the public may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”) of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating to the offered securities.

Offers to purchase offered securities may be solicited by agents designated by Nordstrom from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Nordstrom to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

Offers to purchase offered securities may be solicited directly by Nordstrom and the sale of the offered securities may be made by Nordstrom directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the offered securities. The terms of any sales of the offered securities will be described in the prospectus supplement relating to those sales.

Underwriters, dealers and agents may be entitled under relevant agreements entered into with Nordstrom to indemnification by Nordstrom against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment to this prospectus, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, Nordstrom will authorize underwriters or other persons acting as Nordstrom’s agents to solicit offers by some institutions to purchase offered securities from Nordstrom pursuant to contracts providing for payments and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by Nordstrom. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have responsibility in respect of the validity or performance of the contracts.

Each series of offered securities will be a new issue and will not have an established trading market. Nordstrom may elect to list any series of offered securities on an exchange but, unless specified in the applicable prospectus supplement, Nordstrom shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for and of the offered securities.

Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Nordstrom and its subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters relating to the Securities offered by this prospectus will be passed upon for Nordstrom by Lane Powell PC, Seattle, Washington. As of November 28, 2007, D. Wayne Gittinger, a shareholder at Lane Powell PC, was the beneficial owner of 20,980,046 shares of Nordstrom common stock, including: 66,984 shares held by him individually; 13,853,249 shares owned by his wife individually; 3,093 shares held by his wife in the Company’s 401(k) Plan and Profit Sharing; 1,555,200 shares held by a trust of which his wife is a trustee and beneficiary; and 5,501,520 shares held by a trust of which his wife is the beneficiary.

EXPERTS

The consolidated financial statements and related financial statement schedule and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended February 3, 2007 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, (which reports (1) expressed an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph regarding the change in accounting for stock-based compensation upon adoption of Financial Accounting Standards Board No. 123(R), Share-Based Payment, (2) expressed an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) expressed an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$

NORDSTROM, INC.

     % Notes due 20

PROSPECTUS SUPPLEMENT

April   , 2010

Joint Book-Running Managers

Goldman, Sachs & Co.
Morgan Stanley